Exhibit 10.1

MASTER EQUIPMENT AND CONTRACTS PURCHASE AGREEMENT

This MASTER EQUIPMENT AND CONTRACTS PURCHASE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of February 17, 2022, by and between ABF SANUWAVE, LLC, a Delaware limited liability company (together with its successor in interest or any successor or assign under this Agreement as herein provided, the “Purchaser”), and SANUWAVE HEALTH, INC., a Nevada corporation, as seller and servicer (the “Seller”).

W -I -T -N -E -S -E -T -H

WHEREAS, the Seller owns, or will, for time to time, acquire ownership of, certain Equipment (as hereinafter defined), some of which Equipment is or will be leased to various Obligors (as hereinafter defined) pursuant to certain Contracts (as hereinafter defined);

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain Equipment and the Contracts applicable to such Equipment, all to be delivered in groups, on various Sales Dates (as hereinafter defined) as provided in this Agreement;

WHEREAS, upon the Purchaser’s purchase of certain Contracts and Equipment, the Purchaser desires to engage the Seller to administer the purchased Contracts and service the purchased Equipment;

WHEREAS, the Purchaser and the Seller wish to enter into this Agreement to prescribe the manner of the conveyance of the Equipment and Contracts and set forth the terms for the administration of the purchased Contracts and the servicing of the purchased Equipment;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.       Definitions.  For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Assets:  As defined in Section 5 below.

Adverse Claim:  Any lien, charge, pledge, hypothecation, assignment, mortgage, claim, security interest, encumbrance or similar arrangement of any nature whatsoever.

Agreement:  This Master Equipment and Contracts Purchase Agreement including all exhibits, schedules, amendments and supplements hereto.

Assignment and Assumption:  An assignment and assumption of the Contracts purchased on a Sale Date, by and between Seller and Sanuwave, Inc., a Delaware corporation.

Assignment and Conveyance:  An assignment and conveyance and certification of release of the Transferred Assets purchased on a Sale Date in the form annexed hereto as Exhibit 1, each of which Assignment and Conveyance, as may be executed from time to time, is incorporated by reference herein and made a part hereof.

Business Day:  Any day other than Saturday, Sunday or a day on which banking institutions in Chicago, Illinois are authorized or required by law to be closed.

Collateral:  As defined in Section 7.03.

Conveyance Documents:  With respect to any Sale Date, the documents required pursuant to Section 11 for the sale and purchase of such Transferred Assets.

Contract:  A fully executed, written Equipment Rental Agreement or Equipment Evaluation Agreement, by and between Seller and an Obligor for the leasing of certain specified Equipment by an Obligor pursuant to the terms of said Contract, which Contract may contain an option by the Obligor to purchase the specified Equipment under such Contract.

Equipment:  One or more non-contact, low frequency ultrasound “UltraMIST” medical devices leased by Seller to an Obligor under the terms of any Contract, as such Equipment is more fully described in said applicable Contract.

Equipment and Contracts Schedule:  A written schedule of Equipment and Contracts prepared by the Seller and delivered to the Purchaser which sets forth specified Equipment and Contracts that the Seller proposes to sell to the Purchaser on a specified Sale Date; provided, however, upon the Purchaser’s identification of the Accepted Assets on any such Equipment and Contracts Schedule in accordance with the terms of Section 5 below, the applicable Equipment and Contracts Schedule shall be revised to identify only the Accepted Assets, which shall then be annexed to an Assignment and Conveyance as Schedule 1 on each Sale Date for the Accepted Assets delivered on such Sale Date.  Each Equipment and Contracts Schedule shall set forth the fields included in Exhibit A to Exhibit 1 with respect to all applicable Equipment and Contracts.

Guaranty:  As defined in Section 9.04.

Governmental Authority:  Any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

Initial Sale Date:  The Sale Date on which the Purchaser purchases and the Seller sells the first Transferred Assets hereunder.

Obligor:  The person or entity leasing any Equipment under any Contract.

Obligor Defaults and Disputes:  Any default or other cause for nonpayment of amounts due under any Contract, other than the financial inability of the Obligor pay, including, without limitation, any alleged or actual defense, setoff, claim or counterclaim whatsoever or however arising.

Purchase Price:  The price paid on the related Sale Date by the Purchaser to the Seller for the Equipment and Contracts purchased on such Sale Date as provided in Section 6.

Purchaser:  As defined in the preamble of this Agreement.

Relevant UCC:  The Uniform Commercial Code as in effect on the date hereof in the State of Nevada, or as in effect in any other jurisdiction applicable to the transaction.

Repurchase Price:  With regard to any Transferred Asset, the Repurchase Price shall mean the positive difference, if any, between, (i) the Target Price applicable to such Transferred Asset, and (ii) the Transferred Asset Net Proceeds applicable to such Transferred Asset.

Sale Date:  The date or dates on which the Purchaser from time to time purchases and the Seller from time to time sells to the Purchaser, the Transferred Assets listed on the related Equipment and Contracts Schedule.

Scheduled Payments:  All amounts due from the applicable Obligor under any Contract.

Servicing Agreement:       A Contract Servicing Agreement in the form of Exhibit 2 attached hereto between the Purchaser and the Seller.

Seller:  As defined in the preamble of this Agreement.

Target Price:   The applicable “Target Price” for any Accepted Asset as set forth  on the applicable Equipment and Contracts Schedule for such Accepted Asset.

Term:  The period between the date of this Agreement and the sooner of (a) the third (3rd) year anniversary of the date of this Agreement, and (b) such date as this Agreement is terminated after a default by the Seller of the terms hereof.

Transferred Asset Expenses:  With regard to any Transferred Asset purchased by the Purchaser, all out-of-pocket expenses incurred by the Purchaser in connection with the ownership, holding, administration and enforcement of such Transferred Asset from and after the applicable Sale Date, including, without limitation, attorneys’ fees and expenses and reasonable reserves for anticipated expenses; provided, however, Transferred Asset Expenses shall not include the Purchase Price paid by the Purchaser for such Transferred Asset and provided further that since Seller will be administering the Transferred Assets under the Servicing Agreement at no additional cost to Purchaser, Seller and Purchaser do not anticipate there will be Transferred Asset Expenses in the ordinary course of owning, holding, or administering such Transferred Assets.

Transferred Asset Net Proceeds:  All cash proceeds and payments collected, received and retained by the Purchaser from the Obligor of a Transferred Asset arising from and after the applicable Sale Date in connection with Purchaser’s ownership of a Transferred Asset from and after the applicable Sale Date, reduced by all applicable Transferred Asset Expenses for such Transferred Asset.

Transferred Assets:  As defined in Section 7.01(a).

SECTION 2.      Agreement to Purchase.  Throughout the Term, the Seller agrees to sell, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, from time-to-time, Accepted Assets described in each Assignment and Conveyance on the applicable Sale Date.

SECTION 3.     Equipment and Contracts Schedules.  If the Seller proposes to sell any Equipment and the applicable Contracts related thereto to the Purchaser under the terms of this Agreement, the Seller shall deliver a proposed Equipment and Contracts Schedule identifying the applicable Equipment and the Contracts related thereto to be purchased on a proposed, particular, stated Sale Date and Purchase Price to the Purchaser at least ten (10) Business Days prior to the proposed Sale Date.

SECTION 4.      Examination of Equipment and Contracts Files; Corporate Due Diligence.  Concurrently with the delivery of an Equipment and Contracts Schedule for proposed Equipment and Contracts, the Seller shall deliver to the Purchaser, for examination with respect to all applicable Equipment and Contracts, each applicable Equipment and Contracts File.  The Purchaser or its designee shall be entitled to review the Equipment and Contracts Files.  Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Sale Date.  The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Equipment and Contracts Files shall not affect the Purchaser’s right to any relief or remedy provided for in this Agreement.

SECTION 5.        Acceptance or Rejection.  Upon receipt of a proposed Equipment and Contracts Schedule and the applicable Equipment and Contracts File, the Purchaser shall determine, in its sole discretion, whether the Purchaser desires to purchase any or all of the Equipment and related Contracts set forth on such Equipment and Contracts Schedule on the proposed Sale Date and Purchase Price and shall notify the Seller in writing of such determination within ten (10) Business Days of Seller's submission to Purchaser of the proposed Schedule and related Equipment and Contracts File.  If the Purchaser identifies any Equipment or Contracts that are unsatisfactory to Purchaser for any reason, such Equipment and Contracts may, at the Purchaser’s sole option, be rejected for purchase by the Purchaser.  If not accepted by the Purchaser in writing, such Equipment and Contracts shall be deleted from the applicable Equipment and Contracts Schedule.  The Purchaser may, at its option, purchase all or part of any proposed Equipment and Contracts Schedule with or without conducting any partial or complete examination.  The Purchaser’s failure to notify the Seller of any determination within ten (10) Business Days of Seller's submission shall be deemed the Purchaser’s rejection of the entire Equipment and Contracts Schedule.  Any Equipment and Contracts set forth on a proposed Equipment and Contracts Schedule which is expressly accepted by the Purchaser in writing, in the Purchaser’s sole discretion, shall hereinafter be referred to as “Accepted Assets.”  Upon the determination of the Accepted Assets, the Equipment and Contracts Schedule shall be revised to state only the Accepted Assets and the applicable Sale Date and Purchase Price.

SECTION 6.       Purchase Price.  The Purchase Price for the Accepted Assets listed on any related Equipment and Contracts Schedule which is accepted by the Purchaser in writing shall be at a price to be mutually agreed upon and set forth in the applicable Equipment and Contracts Schedule.  The Purchase Price shall be paid by the Purchaser in U.S. dollars in immediately available funds on the applicable Sale Date.

SECTION 7.       Conveyance from Seller to Purchaser.

Subsection 7.01.     Conveyance of Equipment and Contracts.

(a)         In consideration of the Purchaser’s delivery to or upon the order of the Seller on any Sale Date of the Purchase Price for any Accepted Assets, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, subject to the obligations set forth herein, all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under the following (collectively, the “Transferred Assets”):

(i)          all right, title and interest in the Accepted Assets;

(ii)       all Scheduled Payments and other moneys and amounts received with respect to all Contracts included in the Accepted Assets from the opening of business on and after the applicable Sale Date, subject to the profit sharing provision of Section 8;

(iii)        all liquidation proceeds received with respect to the Accepted Assets on and after the related Sale Date;

(iv)         all security deposits and other collateral provided by an Obligor under any  Contract which is an Accepted Asset;

(v)          any proceeds from claims on any insurance policies or certificates relating to any Equipment which is an Accepted Asset;

(vi)       all instruments, chattel paper, lien certificates and other documents contained in the Equipment and Contracts Files for any Accepted Asset and all other documents that the Seller keeps on file in connection with the Accepted Assets;

(vii)       all amounts and property from time to time arising out of the Accepted Assets and held in or credited to any account;

(viii)     all property that secures each Contract included in the Accepted Assets that has been acquired by or on behalf of the Seller pursuant to a liquidation of any Accepted Asset;

(ix)        the proceeds from Seller’s and any servicer’s errors and omissions policy or fidelity bond, to the extent such proceeds relate to any Accepted Asset; and

(x)        all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b)        The Seller, simultaneously with the payment to Seller of the Purchase Price, shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Transferred Assets.  On and after each Sale Date hereunder, the Purchaser shall own the Transferred Assets free and clear of any Adverse Claim, and Seller shall not take any action inconsistent with such ownership and shall not claim any ownership or other interest in such  Transferred Assets.

(c)          NOTWITHSTANDING ANYTHING CONTAINED HEREIN, THE PURCHASER SHALL NOT HAVE ANY OBLIGATION OR LIABILITY TO ANY OBLIGOR OR OTHER CUSTOMER OR CLIENT OF THE SELLER, INCLUDING ANY OBLIGATION TO PERFORM ANY OF THE OBLIGATIONS OF THE SELLER UNDER ANY CONTRACT OR LIABILITY FOR ANY EQUIPMENT, WHETHER ABSOLUTE OR CONTINGENT OR OTHERWISE KNOWN OR UNKNOWN.  NO SUCH OBLIGATION OR LIABILITY IS INTENDED TO BE ASSUMED BY THE PURCHASER, AND ANY ASSUMPTION IS EXPRESSLY DISCLAIMED.  PURCHASER, HOWEVER, WILL REASONABLY COOPERATE WITH SELLER IN THE PERFORMANCE OF SELLER'S OBLIGATIONS UNDER THE SERVICING AGREEMENT.

Subsection 7.02.    Books and Records.  Record title to the Transferred Assets as of the related Sale Date shall be in the name of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate.  In connection with the sale and conveyance of the Transferred Assets under this Agreement, the Seller agrees, at its own expense, on or prior to each Sale Date to indicate or cause to be indicated clearly and unambiguously in its accounting records that the Transferred Assets have been sold to the Purchaser pursuant to this Agreement.  All rights arising out of the Transferred Assets including, but not limited to, all funds and proceeds received by the Seller in connection with a Transferred Asset, shall be vested in the Purchaser or one or more designees of the Purchaser and shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Transferred Assets pursuant to the terms of this Agreement.

Subsection 7.03.          True Transfer.  It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, sales of the Transferred Assets by the Seller and not pledges of the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Transferred Asset shall be reflected as a sale on the Seller’s business records, tax returns and financial statements.  In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser shall have a perfected first priority security interest in the Transferred Assets, including, without limitation, all rights to Equipment and Contracts Files and other books and records, the related Transferred Assets and all rights of Seller to agreements therein and to receive from any third party or to take delivery of any documents which constitute a part of the Equipment and Contracts File and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of Adverse Claims.  Without limiting the foregoing, the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under the Collateral, whether now existing or hereafter arising and wherever located, to secure all amounts due and owing by the Seller to the Purchaser under this Agreement and the Assignment and Conveyances, and this Agreement shall constitute a security agreement under applicable law.  It is the intention of Seller and the Purchaser that the Transferred Assets shall not be part of Seller’s estate in the event of the filing of a bankruptcy or similar petition by or against the Seller under any debtor relief law.

SECTION 8.     Profit Sharing after Purchaser Recovers Target Price.  From and after such date as the Purchaser purchases any Transferred Asset, the Purchaser shall keep and maintain reasonable accounting records of the Transferred Asset Expenses and Transferred Asset Net Proceeds for each Transferred Asset purchased by the Purchaser.  From and after the date that the Transferred Asset Net Proceeds for any Transferred Asset collected and retained by the Purchaser exceeds the Target Price applicable to such Transferred Asset, (a) eighty-five percent (85%) of all subsequent Transferred Asset Net Proceeds collected by the Purchaser shall be paid by the Purchaser to the Seller as additional consideration for the sale of such Transferred Asset; and (b) fifteen percent (15%) of all subsequent Transferred Asset Net Proceeds shall be retained by the Purchaser.  Any amounts due from the Purchaser to the Seller under this Section 8, may be, at Purchaser's option, deducted from the Collection Proceeds, as defined in the Servicing Agreement, and transferred to Seller, or paid within thirty (30) days of the date the Seller determines amounts are due.  The obligations under this Section 8 shall survive the sale of the Transferred Assets to the Purchaser.

SECTION 9.          Representations, Warranties and Covenants of the Seller; Guaranty of Contracts; Remedies for Breach.

Subsection 9.01.     Representations and Warranties Respecting the Seller.  The Seller represents, warrants and covenants to the Purchaser as of the Initial Sale Date and each subsequent Sale Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(a)          The Seller is duly formed, validly existing and in good standing under the laws of the state of Nevada;

(b)          The Seller has the corporate power and authority to hold all Equipment and all Contracts, to sell each Transferred Asset and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or reorganization principles or general principles of equity (whether considered in a suit at law or in equity);

(c)          The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or governing documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party;

(d)          The performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or would materially and adversely affect the performance of its obligations and duties hereunder;

(e)         Immediately prior to the payment of the Purchase Price for each Transferred Asset, the Seller was the owner of record of the Transferred Asset free and clear of any Adverse Claims, except any existing liens which will be released at closing, and, upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Transferred Asset and the related Equipment and Contracts Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Contract which is a Transferred Asset;

(f)          There are no actions, suits, proceedings, orders, or injunctions pending of which the Seller has notice, or to the Seller’s knowledge, threatened, against or affecting the Seller or the Collateral, at law or in equity, or before or by any Governmental Authority or other tribunal, which (a) would reasonably be expected to result in a material adverse change in the Seller or any affiliate of the Seller; or (b) would reasonably be expected to result in a material adverse change in the Collateral;

(g)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Sale Date;

(h)         The transfer, assignment and conveyance of the Transferred Assets by the Seller pursuant to this Agreement are not subject to bulk transfer laws or any similar statutory provisions;

(i)         Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading;

(j)         The consideration received by the Seller upon the sale of any Transferred Assets constitutes fair consideration and reasonably equivalent value for such Transferred Assets;

(k)        The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.  The Seller is not transferring any Transferred Assets with any intent to hinder, delay or defraud any of its creditors;

Subsection 9.02.    Representations and Warranties Regarding Transferred Assets.  The Seller hereby represents and warrants to the Purchaser that, as to each Transferred Asset, as of the related Sale Date for such Transferred Asset (unless such representation and warranty speaks to an earlier time, in which case such representation and warranty shall be deemed made as of such earlier time):

(a)       The information set forth in the related Equipment and Contracts Schedule and the Equipment and Contracts File delivered to the Purchaser in connection with each Transferred Asset is complete, true and correct.

(b)         The Seller is the sole legal, beneficial and equitable owner of such Transferred Assets.  Immediately prior to the sale hereunder, the Seller owns and has good and marketable title to such Transferred Assets, free and clear of any Adverse Claim.  The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell such Transferred Assets to the Purchaser pursuant to this Agreement free and clear of any Adverse Claim; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to such Transferred Assets and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, such Transferred Assets subject to no Adverse Claim

(c)       In the event that (A) the sale of such Transferred Assets by the Seller is deemed by a court or applicable regulatory, administrative or other governmental body contrary to the express intent of the parties to constitute a pledge rather than a sale or contribution of such Transferred Assets, (B) if amounts available now or in the future for reimbursement of such Transferred Assets are held to be property of the Seller or a loan to the Seller, or (C) if for any reason this Agreement is held or deemed to be a financing or some other similar arrangement or agreement, then this Agreement creates a valid and continuing security interest (as defined in the Relevant UCC) in such Transferred Assets in favor of the Purchaser, which is enforceable against Seller, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity). Upon (x) attachment and (y) the filing of the financing statements described in clause (h) below, the security interest in favor of the Purchaser in such Transferred Assets will be a first priority interest in the Collateral.

(d)         The Seller has caused or will have caused, within ten days of the date hereof, the filing of all appropriate UCC financing statements with the Nevada Secretary of State in order to perfect the security interest granted by the Seller to the Purchaser under Section 7.03;

(e)          Other than the security interest granted to the Purchaser pursuant to Section 7.03, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed such Transferred Assets.  The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering such Transferred Assets other than any financing statement relating to the security interest granted to the Purchaser pursuant to Section 7.03.

(f)          The grant of the security interests described herein by the Seller in favor of the Purchaser has not adversely affected and will not adversely affect the validity or enforceability of the Contracts included in the Transferred Assets or any related documents or instruments.

(g)          There are no delinquent taxes or other outstanding charges affecting such Transferred Assets.

(h)          The Seller has been given fair consideration and reasonably equivalent value in exchange for the sale of such Transferred Assets.

(i)          There are no Obligor Defaults and Disputes outstanding with respect to any of the Transferred Assets. The Transferred Assets (i) are genuine, are in all respects what they purport to be; (ii) represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents delivered to the Purchaser with respect thereto; (iii) the amounts shown on the Seller’s books and records and all reports, invoices and statements which may be delivered to the Purchaser, in written or electronic form, with respect thereto are owing to the Seller and are not in any way contingent; (iv) no payments shall be made thereon after the effective Sale Date except payments delivered to the Purchaser pursuant to this Agreement; (v) to Seller's knowledge, there are no set-off’s, counterclaims, or disputes existing or asserted with respect thereto and the Seller has not made any agreement with any Obligor for any deduction therefrom except as provided in the Contract; (vi) there are no facts, events or occurrences, to Seller's knowledge, which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the Seller’s books and records and all reports, invoices and statements delivered to the Purchaser with respect thereto; (v ii) to the best of the Seller’s knowledge, all Obligors have the capacity to contract and are solvent; (viii) the services furnished and/or goods leased to Obligors are not, to Seller's knowledge, subject to any lien, claim, encumbrance or security interest except the Purchaser’s security interests; and (ix) the Sellers have no knowledge of any fact or circumstance which would impair the validity or collectability thereof; and (x) to the best of the Seller’s knowledge, there are no proceedings or actions which are threatened or pending against any Obligor which might result in any material adverse change in such Obligor’s financial condition.

(j)          The Seller warrants and covenants that from the applicable Sale Date until the sooner of (i) such time that the Obligor exercises its option to purchase the Equipment at the purchase price set forth in the applicable Contract or (ii) two years or the initial duration of the Contract term if less than two years (the “Warranty Period”), the Equipment shall be free from defects in material and workmanship and in good, functioning order and conform with all applicable contractual commitments and all express and implied warranties.  The Seller further warrants and covenants that each Obligor shall make timely payment of all Scheduled Payments under the applicable Contract for the duration of the Warranty Period.

Subsection 9.03.      Covenants of Seller.

(a)         Servicing.          The Seller shall duly observe and perform each of its covenants under the Servicing Agreement, including, without limitation, all cash management and reporting requirements, all insurance requirements and all covenants regarding the handling of proceeds from the Transferred Assets set forth therein.  Any default by the Seller under the Servicing Agreement which is not cured or remedied within the applicable period under the Servicing Agreement shall be deemed a default under this Agreement.

(b)          Reports.  The Seller shall furnish the Purchaser with (1) the Seller’s balance sheet, statement of income and statement of retained earnings, prepared in accordance with generally accepted accounting principles consistently applied, audited by a recognized firm of certified public accountants within one hundred twenty (120) days of the close of each fiscal year of the Seller and (2) the Seller’s monthly financial report certified by the chief financial officer of the Seller, within thirty (30) days of the close of each calendar month.  Within fifteen (15) days of the close of each calendar month, the Seller will furnish the Purchaser with a "Rental Status Report" which will include a full statement of all Collection Payments (as such term is defined in the Servicing Agreement) due and payable under each of the Contracts and a full statement of all Collection Payments actually collected under each of the Contracts (including the dates of such collections) for such month.

(c)        Information.  The Seller shall furnish to the Purchaser, to the fullest extent permitted by law, such information (including financial information), documents, records or reports with respect to the Transferred Assets as the Purchaser may from time to time reasonably request.

(d)          Ownership.  The Seller will take all action necessary to effect and maintain the Purchaser’s ownership interest in the Transferred Assets free and clear of any Adverse Claim.

(e)          Change of Name; Jurisdiction of Organization.  The Seller will not change its name, identity, jurisdiction of organization or corporate structure unless it has given the Purchaser at least thirty (30) days’ prior written notice thereof and shall have taken all action necessary or reasonably requested by the Purchaser to amend its existing UCC financing statements and continuation statements so that they are not misleading and to file additional UCC financing statements in all applicable jurisdictions to perfect the ownership interests of the Purchaser and its pledges in the Transferred Assets.

(f)          True Sale.  The transfer of Transferred Assets by the Seller to the Purchaser under this Agreement constitutes a valid sale, transfer, assignment, set-over, and conveyance to the Purchaser of the Transferred Assets, whether then existing or thereafter created and arising in connection with the Transferred Assets, and the Transferred Assets will be owned by the Purchaser free and clear of any Adverse Claim of any person or entity claiming through or under the Seller or any of its affiliates.  This Agreement constitutes a valid sale, transfer, assignment, set-over, and conveyance to the Purchaser of all right, title, and interest of the Seller in and to the Transferred Assets to be sold hereunder, whether existing on the Sale Date or thereafter created, and the proceeds thereof.  The Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than the sale and/or contribution, as the case may be, of the Transferred Assets by the Seller to the Purchaser.

(g)         Legal Conditions to Closing.  The Seller will take all reasonable action necessary to obtain any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any governmental authority or any other person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.

(h)         Seller Obligations.  On and after the initial Sale Date, Seller will do, execute and perform all such other acts, deeds and documents as the Purchaser may from time to time reasonably require in order to carry out the intent of this Agreement.

(i)          Compliance with Laws.  The Seller shall comply in all material respects with all laws, rules and regulations and orders applicable to the Seller with respect to the Transferred Assets.

(j)          No Liens, Etc. Against Transferred Assets.  The Seller hereby covenants and agrees not to create or suffer to exist (by operation of law or otherwise) any Adverse Claim upon or with respect to, any of the Transferred Assets or any of its interest therein, if any, or assign any right to receive income in respect thereof.  The Seller shall immediately notify the Purchaser of the existence of any such Adverse Claim on any of the Transferred Assets and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Transferred Assets, against all claims of third parties.

(k)        Books and Records.  The Seller shall maintain accounts and records as to each Transferred Assets hereunder accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Transferred Asset, including payments and recoveries made and payments owing (and the nature of each, if applicable). The Seller shall maintain its computer records so that, from and after the time of each Sale Date hereunder, the Seller’s master computer records (including any back-up archives) that refer to any Transferred Assets indicate clearly the interest of the Purchaser in such Transferred Assets and that each Transferred Asset is owned by the Purchaser.

Subsection 9.04.     Guaranty of Contracts.  For value received and in consideration for and as an inducement to the Purchaser to purchase the Transferred Assets, the Seller does hereby unconditionally guarantee to the Purchaser the punctual payment and full performance of all obligations of each applicable Obligor under each of the Contracts which are part of the Transferred Assets to the full extent due under such Contracts up to the aggregate Target Price for the Accepted Assets; provided, however, that payment will be considered punctual if it is made no later than sixty (60) days after the date due under the Contract.  The aforesaid guaranty contained in this Section 9.04 (the “Guaranty”) shall be an absolute and unconditional guaranty of payment and of performance and not a guaranty of collection.  The Seller shall also pay any and all attorney's fees and costs that may be suffered or incurred by the Purchaser in its enforcement of the Guaranty.  The Guaranty is an absolute, unconditional and continuing guaranty. The Seller agrees that the Purchaser, in the event of a default of an Obligor, shall first allow Seller to use commercially reasonable efforts under the Servicing Agreement to collect any unpaid amounts from the Obligor in the event of a monetary default before asserting any claim or cause of action against the Seller under this Agreement.  Furthermore, the Seller agrees that the Purchaser shall not be required to pursue or foreclose on any collateral that it may receive from any Obligor, the Seller or others as security for any obligations of the applicable Contract before making claim or asserting a cause of action against the Seller under this Agreement.  The failure of the Purchaser to perfect any portion of its security interest in any collateral received for any Contract shall not release the Seller from its liabilities and obligations hereunder. The Purchaser, without authorization from or notice to the Seller and without impairing modifying, changing, releasing, limiting or affecting the liability of the Seller hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the obligations under any Contract, take and surrender security, exchange security by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security, add or release or discharge endorsers, guarantors, or other obligors; provided, however, Purchaser may not enforce the Guaranty as to a Purchaser modified Contract without Seller's prior written consent so long as Seller is not insolvent or otherwise in default under this Agreement. The Seller expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the debt, notice of intention to accelerate the maturity of the debt or any part thereof, notice of acceleration of the maturity of the debt, or any part thereof, notice of disposition of collateral, the defense of impairment of collateral, the right to a commercially reasonable sale of collateral, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.  The Seller waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Seller’s obligations hereunder and all defenses based upon questions as to the validity, legality or enforceability of the Seller’s obligations hereunder and agrees that the Seller shall be primarily liable hereunder.  Notwithstanding anything contained in this Section 9.04, the Purchaser shall not exercise its rights to the Guaranty unless the Seller breaches its obligations under Section 9.06 below.

Subsection 9.05.   Survival.  It is understood and agreed that the representations and warranties set forth in Sections 9.01 and 9.02, the covenants set forth in Section 9.03 and the Guaranty set forth in Section 9.04 shall survive the sale of the Transferred Assets to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any examination or lack of examination of any Equipment and Contract Files.

Subsection 9.06.  Remedies for Breach of Representations, Warranties and  Covenants of Seller or a Default under any Contract by any Obligor.  Upon discovery by the Seller or the Purchaser of (a) breach of the representations and warranties set forth in Sections 9.01 and 9.02, (b) a breach of or the covenants set forth in Section 9.03, or (c) the occurrence of a breach, default or event of default under any Contract which is included in Transferred Assets by the Obligor thereunder, which breach, default or event of default is not cured by Obligor within thirty (30) days after notice thereof to Obligor (any of the events under clauses (a), (b) or (c) shall be deemed a “Triggering Event”), the party discovering such Triggering Event shall give prompt written notice to the other.

Within thirty (30) days of the earlier of either discovery by or notice to the Seller of the occurrence of any Triggering Event, the Seller shall use its best efforts promptly to cure such Triggering Event, and, if such Triggering Event cannot be cured within such thirty (30) day period, the Seller shall repurchase the applicable Transferred Asset at the applicable Repurchase Price within ten (10) days after the end of such thirty (30) day period.

Any Repurchase Price shall be paid by the Seller directly to the Purchaser and, upon such payment, all right, title and interest in and to the related Transferred Asset, shall vest immediately in the Seller.  The Purchaser shall cooperate with the Seller in documenting the transfer of such repurchased Transferred Assets from Purchaser (or Purchaser’s assignees) to the Seller.

The remedies set forth in this Section 9.06 are not exclusive remedies for the events specified herein.

Subsection 9.07.  Exercise by Obligor to Purchase Transferred Assets.  If an Obligor exercises its option to purchase specified Equipment under a particular Contract, the Seller shall repurchase from Purchaser such Equipment at the applicable Repurchase Price within ten (10) days after notification from the Obligor, and all right, title and interest in and to the Equipment shall vest immediately in Seller.  If the Transferred Asset Net Proceeds for a Transferred Asset exceeds the Target Price applicable to such asset, the Repurchase Price shall be $0, and the amount of such excess shall be split eighty-five percent (85%) to the Seller and fifteen percent (15%) to the Purchaser.  The Purchaser shall cooperate with the Seller in documenting the transfer of such repurchased Transferred Assets from Purchaser (or Purchaser's assignees) to the Seller or, at the option of Seller, directly to the Obligor or its designee.

SECTION 10.    Closing.  The closing for each schedule of Accepted Assets shall take place on the related Sale Date. At the Purchaser’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree. The closing for the Accepted Assets to be purchased on each Sale Date shall be subject to each of the following conditions:

(a)         all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Sale Date and no event shall have occurred which, with reasonable notice to the Seller or the passage of time, would constitute a default under this Agreement;

(b)         the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Conveyance Documents as specified in Section 11, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(c)          the Seller shall have delivered and released to the Purchaser all documents required pursuant to this Agreement; and

(d)          all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Sale Date the Purchase Price by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 11.     Conveyance Documents.

(a)          On or before the Initial Sale Date, the Seller shall submit to the Purchaser each of the following:

(1)         this Agreement;

(2)         the Servicing Agreement;

(3)       a certificate from an officer of the Seller certifying the true, correct and complete to be attached copies of the Seller’s formation and organizational documents, a current good standing certificate for the Seller from the Secretary of State of the State of Nevada and a resolution authorizing the Seller to enter into this Agreement and the Servicing Agreement;

(4)         the Purchaser and any assignee shall have received evidence reasonably satisfactory to the Purchaser and such assignee of the completion of all recordings, registrations, and filings (including pursuant to the Relevant UCC) as may be necessary or, in the reasonable opinion of the Purchaser or such assignee, desirable to perfect or evidence the sale and assignment by the Seller to the Purchaser and such assignee of the Seller’s interest in the Transferred Assets and the proceeds thereof; and

(5)         current UCC, judgment and tax liens on the Seller.

(b)        The Conveyance Documents for the Transferred Assets to be purchased on each Sale Date shall consist of fully executed originals of the following documents:

(1)         an Assignment and Assumption;

(2)         the related Equipment and Contracts Schedule to be attached to the related Assignment and Conveyance;

(3)         an Assignment and Conveyance;

(4)         the release and termination of all liens of any person or entity on the Transferred Assets

SECTION 12.     Administration Fee and Costs.

(a)         Throughout the Term, the Seller shall pay to the Purchaser an administrative fee at a rate of $5,000.00 per year.  Such fee shall be paid annually in advance, with the first payment of $5,000.00 to be due and payable concurrently with the execution of this Agreement.  Subsequent annual payment shall be due annually on each anniversary of the date of this Agreement.

(b)          All costs and expenses, including, without limitation, all attorneys’ fees and expenses, incurred by the Purchaser and the Seller in connection with the drafting, negotiation and execution of this Agreement and the transfer and delivery of the Transferred Assets shall be paid by the Seller, which costs shall not exceed $35,000.00 for the Initial Sale.

SECTION 13.   Indemnification.  Without limiting any other rights any person or entity may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, the Purchaser and each of its officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, taxes, costs and expenses (including attorneys’ fees and court costs) of any kind or nature whatsoever (all of the foregoing collectively, the “Indemnified Losses”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any breach by the Seller hereunder, excluding only Indemnified Losses to the extent such Indemnified Losses resulted solely from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification, as finally determined by a court of competent jurisdiction. Without limiting the foregoing indemnification, the Seller shall indemnify each Indemnified Party for Indemnified Losses arising from:

(i)         any representation or warranty made by the Seller (or any employee or agent of  Seller) hereunder or any other information or report prepared and delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)         the failure of the Seller to vest and maintain vested in the Purchaser, ownership of the Transferred Assets purchased hereunder, free and clear of any Adverse Claim; or

(iii)       any failure of the Seller to perform its covenants, agreements, duties or obligations in all material respects in accordance with the provisions hereto.

SECTION 14.    Limitation on Rights of Others; Third-Party Beneficiaries.  Nothing in this Agreement, whether express or implied, shall be construed to give any person or entity, other than the parties hereto, any legal or equitable right remedy or claim under or in respect of this Agreement.

SECTION 15.     Further Assurances.  The Seller agrees that it holds the Transferred Assets in custody for the Purchaser subject to the Purchaser’s obligation to pay the related Purchase Price for the Transferred Assets.  In connection with the foregoing sales, the Seller will record and file at its own expense, on or prior to the Initial Sale Date, a financing statement with respect to the Transferred Assets and the Seller agrees to deliver a file-stamped copy of such financing statement or other evidence of such filings to the Purchaser promptly upon receipt.

At the Purchaser’s direction, the Seller shall execute such other documents and instruments as the Purchaser may reasonably request from time to time in order to effectuate the foregoing and shall return to the Purchaser the executed copy of such documents and instruments.  Without limiting the generality of the foregoing, the Seller shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Seller, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Purchaser’s security interest described in Section 7.03 and this Section 15, including without limitation (x) UCC continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller or the Purchaser (such preparation and filing shall be at the expense of the Purchaser, if occasioned by a change in the Purchaser’s name), or (2) any change of location of the jurisdiction of organization of the Seller. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 16.     Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by electronic means (upon reply confirmation of receipt) or, if by other means, when received by the other party at the address as follows:

(i)           if to the Purchaser:

c/o Align Business Finance, LLC
570 Lake Cook Rd, Suite 120
Deerfield, IL 60015
Attention:  Rob Richardson

if to the Seller:

Sanuwave Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
Attn:  Kevin Richardson II

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 17.    Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Transferred Asset shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 18.     Counterparts, Facsimile Signatures.  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.  The original documents shall be promptly delivered, if requested.

SECTION 19.     Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.  THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  SELLER AND PURCHASER AND ANY OTHER PARTY ASSERTING THE RIGHT TO MAINTAIN AN ACTION UNDER TO THIS AGREEMENT, EACH IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOS FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 20.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and enforceable by the Seller and the Purchaser and their respective permitted successors and assigns.  Notwithstanding anything to the contrary herein, other than the Purchaser’s pledge of a security interest herein to the Purchaser), this Agreement may not be assigned, pledged or hypothecated by the Seller without the prior written consent of the Purchaser.

SECTION 21.      Waivers.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22.        Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23.      General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)          accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)       references herein to “Articles,” “Sections,” “Sections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Sections, Paragraphs and other subdivisions of this Agreement;

(d)         reference to a Section without further reference to a Section is a reference to such Section as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)         the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)           the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 24.    Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 25.     Further Agreements.  The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

 [Signature Page to follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

ABF SANUWAVE, LLC,
a Delaware limited liability company
(Purchaser)

By:	/s/ Robert Richardson
Name:	Robert Richardson
Title:	Chief Credit Officer

SANUWAVE HEALTH, Inc., a Nevada corporation
(Seller)

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Chief Executive Officer

Signature page to Master Equipment and Contracts Purchase Agreement

EXHIBIT 1

FORM OF ASSIGNMENT AND CONVEYANCE
AND CERTIFICATION OF RELEASE

On this _____ day of ___________, 20[ ] (the “Sale Date”), SANUWAVE HEALTH, INC., a Nevada corporation (the “Seller”), as Seller under that certain Master Equipment and Contracts Purchase Agreement, dated as of February 17, 2022 (the “Agreement”), does hereby sell, transfer, assign, set over and convey to ABF SANUWAVE, LLC (“Purchaser”), a Delaware limited liability company, as Purchaser under the Agreement subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Equipment and Contracts listed on the Equipment and Contracts Schedule attached hereto as Exhibit A, all rights to Equipment and Contracts Files and other books and records, the related Transferred Assets and all rights of Seller to agreements therein and to receive from any third party or to take delivery of any documents which constitute a part of the Equipment and Contracts File and the proceeds of any and all of the foregoing  Contracts and all rights and obligations arising under the documents contained in the Equipment and Contracts Files (collectively, the “Conveyed Assets”).  The ownership of the Equipment and Contracts, the contents of the related Equipment and Contracts File, and all other Conveyed Assets shall immediately and hereby does vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

Without limiting the foregoing, the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under the Conveyed Assets, whether now existing or hereafter arising and wherever located, to secure all amounts due and owing by the Seller to the Purchaser under the Agreement, and this Assignment and Conveyance shall constitute a security agreement under applicable law.

The Seller confirms to the Purchaser that the representations and warranties set forth in Sections 9.01 and 9.02 of the Agreement, are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

SANUWAVE HEALTH, INC., a Nevada corporation (Seller)

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Chief Executive Officer

EXHIBIT A to EXHIBIT 1

FORM OF EQUIPMENT AND CONTRACTS SCHEDULE
[to be attached]

EXHIBIT 2

CONTRACT SERVICING AGREEMENT

This Contract Servicing Agreement (this “Agreement”) is made and entered into this 17th day of February 2022, between SANUWAVE HEALTH, INC., a Nevada corporation (“Servicer”), and ABF SANUWAVE, LLC, a Delaware limited liability company (“Purchaser”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Master Equipment and Contracts Purchase Agreement, of even date herewith (the “Master Equipment and Contracts Purchase Agreement”), by and between Servicer and Purchaser.

WITNESSETH:

WHEREAS, Purchaser has agreed to purchase certain Equipment and Contracts from Servicer pursuant to the Master Equipment and Contracts Purchase Agreement.

WHEREAS, as a condition to Purchaser’s obligations to purchase Equipment and Contracts from time to time under the Master Equipment and Contracts Purchase Agreement, Servicer has agreed to enter into this Agreement and fulfill its obligations hereunder in connection with all Equipment and Contracts purchased by Purchaser, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	SCOPE OF SERVICES

Purchaser retains Servicer to service the Equipment and Contracts purchased by Purchaser under the Master Equipment and Contracts Purchase Agreement.  For purposes of this Agreement, all services to be performed by Servicer may be performed by Servicer's wholly owned subsidiary, Sanuwave, Inc., a Delaware corporation.  Servicer’s general obligations with respect to the servicing of the Equipment and Contracts purchased by Purchaser shall include, without limitation, the following:

i.             Fulfilling, in a timely manner, each of the obligations owed to each of the Obligors under each of the Contracts, all in strict accordance with the terms of such Contracts.

ii.           Providing all required maintenance and servicing to keep all of the Equipment in good, functioning order, as required under each applicable Contract.

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iii.          Maintaining commercially reasonable liability insurance, in form and substance reasonably acceptable to Purchaser.

iv.          Maintaining commercially reasonable product liability insurance on the Equipment, with all such policies naming Purchaser as an additional insured, in form and substance reasonably acceptable to Purchaser.

v.         Cooperating with Purchaser in connection with regular field exams to be made by Purchaser as it deems necessary to ensure that the Contracts, Equipment and Scheduled Payments are being handled as documented appropriately.

vi.        Collecting when and as due all payments of rent, leasing fees, purchase moneys and other sums on account of or with respect to the Contracts (collectively, the “Contract Proceeds”) and causing all such payments to be made directly from the Obligors to an account held in Purchaser’s name and under Purchaser’s control, as such account is designed by Purchaser in writing (the “Collection Account”).

vii.         Directing, in writing, that, from and after the date of Purchaser’s purchase of any Contract, the respective Obligor must pay all Contract Proceeds to the Collection Account.

viii.        Maintaining all collection, maintenance and insurance data and other records and information pertaining to the Equipment and Contracts;

ix.           Complying with the following reporting requirements:

a.
Servicer will furnish Purchaser with (1) Servicer’s balance sheet, statement of income and statement of retained earnings, prepared in accordance with generally accepted accounting principles consistently applied, audited by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Servicer, and (2) Servicer’s monthly financial report certified by the chief financial officer of Servicer, within thirty (30) days of the close of each calendar month;

b.
Within fifteen (15) days of the close of each calendar month Servicer will furnish Purchaser with a “Rental Status Report” which will include a full statement of all Collection Payments due and payable under each of the Contracts and a full statement of all Collection Payments actually collected under each of the Contracts (including the dates of such collections) for such month.

x.            Responding to inquiries by any Obligor with respect to the Equipment and Contracts;

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xi.           Modifying, amending or extending the Contracts as Purchaser may direct.

xii.       Investigating and maintaining collection procedures for delinquencies, and delivering any reports on delinquencies as Purchaser may reasonably request; and

xiii.        Providing all required supplies, parts and materials to the Obligors in connection with the operation of the Equipment.

2.	PERFORMANCE STANDARDS

A.         Servicer shall fulfill each of its duties under this Agreement, devoting enough attention and applying the necessary skill and expertise to perform the work competently and efficiently.  Servicer shall be solely responsible for the means, methods, techniques, sequences, and procedures of the collection, but shall take no legal action to enforce an Obligor obligation under the Contracts without Purchaser’s prior written consent, which consent shall be given promptly by Purchaser and in no event within five (5) Business Days of Servicer's request.

B.          Servicer shall use commercially reasonable efforts to collect all money due to Purchaser under the Contracts and to cause such money to be paid to an account designated by Purchaser, all in accordance with the terms and conditions of this Agreement.

C.           Servicer shall perform its collection efforts in accordance with all relevant federal, state, and local laws and regulations.

3.	PAYMENTS AND COLLECTIONS

A.          Servicer shall perform each of its obligations under this Agreement at Servicer’s own cost and expense.  Servicer acknowledges that its obligations under this Agreement are being provided as a condition to Purchaser’s purchase of the Equipment and Contracts under the Master Equipment and Contracts Purchase Agreement.  Purchaser agrees to reasonably cooperate with Servicer in the performance of Servicer's obligations under this Agreement.

B.         Any Collection Proceeds collected and received by Servicer shall be deemed collected and received by Servicer in trust for Purchaser, and Servicer shall account to Purchaser for the full amount of such collections and receipts.

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4.	TERM

This Agreement shall be effective as of the date shown and continue in effect at all times through the Term of the Master Equipment and Contracts Purchase Agreement; provided, however, Purchaser may terminate this Agreement at any time if Servicer breaches any obligation under this Agreement and such breach is not cured within thirty (30) days after Servicer receives written notice of the same.  Termination by Purchaser of this Servicing Agreement shall not affect Seller's rights under the Master Equipment and Contracts Purchase Agreement.

5.	INDEMNIFICATION

A.        Purchaser shall defend, hold harmless and indemnify Servicer, its members, officers and employees against any and all liabilities, claims, damages, costs, judgments and expenses, including attorney fees, sought or asserted against Servicer, its members, officers and employees arising out of and to the extent attributable to i) the negligence or willful misconduct of Purchaser, its employees or agents, or ii) Purchaser’s breach of its obligations under this Agreement.

B.         Servicer shall defend, hold harmless and indemnify Purchaser, its members, officers and employees against any and all liabilities, claims, damages, costs, judgments and expenses, including attorney fees, sought or asserted against Purchaser, its members, officers and employees of arising out of and to the extent attributable to i) the negligence or willful misconduct of Servicer, its employees or agents or ii) Servicer’s breach of its obligations under this Agreement.

C.          The indemnification obligations set forth in this Section 5 shall survive termination of this Agreement.

6.	MISCELLANEOUS

A.          Servicer shall not, directly or indirectly, assign all or any portion of its rights, or delegate all or any portion of its duties, under this Agreement without the prior written consent of Purchaser.

B.          All notices required to be sent under the terms of this Agreement shall be sent to Purchaser at c/o Align Business Finance, LLC, 570 Lake Cook Rd, Suite 120, Deerfield, IL 60015 and to Servicer at Sanuwave Health, Inc., 3360 Martin Farm Road, Suite 100, Suwanee, Georgia 30024.  Such designations may be changed at any time by either party giving written notice of a new name and/or address.

C.           This Agreement shall be construed under the laws of the State of Illinois.

D.         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any such provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating or otherwise affecting the remaining provisions of this Agreement.

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E.          Any dispute concerning the terms and conditions of this contract will be resolved by the laws of the State of Illinois.  The parties understand that the Federal and State courts located in Chicago, Illinois shall be the exclusive venue for the resolution of any dispute. The parties further agree that they will consider, but are not obligated, to resolve any dispute by alternate dispute resolution as the same is authorized and defined by the law of Illinois.

F.         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

G.          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

H.           Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

I.           Any default or event of default under the Master Equipment and Contracts Purchase Agreement which is not cured or remedied within the applicable period under such agreement shall be deemed a default under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and entered into this Agreement as of the date first set forth above.

SERVICER:		PURCHASER:

SANUWAVE HEALTH, INC.,		ABF SANUWAVE, LLC,
a Nevada corporation		a Delaware limited liability company

By:	/s/ Kevin A. Richardson II	By:	/s/ Robert Richardson
Name:	Kevin A. Richardson II	Name:	Robert Richardson
Title:	Chief Executive Officer	Title:	Chief Credit Officer

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